Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-158198) pertaining to the 2009 Dividend Reinvestment and Stock Purchase Plan,

•	Registration Statement (Form S-3 No. 333-214092) pertaining to the registration of Debt Securities, Preferred Stock and Common Stock,

•	Registration Statement (Form S-8 No. 333-185845) pertaining to the Employee Savings Plan,

•	Registration Statement (Form S-8 No. 333-82193) pertaining to the 1999 Non-Employee Directors’ Stock Incentive Plan,

•	Registration Statement (Form S-8 No. 333-32410) pertaining to the Deferred Compensation Plan and the Directors’ Deferred Compensation Plan,

•	Registration Statement (Form S-8 No. 333-122382) pertaining to the 2005 Employee Deferred Compensation Plan and the 2005 Directors’ Deferred Compensation Plan,

•	Registration Statement (Form S-8 No. 333-152044) pertaining to the 2008 Employee Stock Purchase Plan,

•	Registration Statement (Form S-8 No. 333-158682) pertaining to the 2009 Long-Term Incentive Plan, and

•	Registration Statement (Form S-8 No. 333-195625) pertaining to the 2014 Long-Term Incentive Plan;

of our reports dated February 9, 2017, with respect to the consolidated financial statements and schedule of EQT Corporation and Subsidiaries and the effectiveness of internal control over financial reporting of EQT Corporation and Subsidiaries included in this Annual Report (Form 10-K) of EQT Corporation and Subsidiaries for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 9, 2017